Exhibit 23

KPMG Peat Marwick LLP (letterhead)
Two Central Park Plaza         Telephone 402-348-1450  Telefax 402-348-0152
Suite 1501
Omaha, NE 68102

233 South 13th Street          Telephone 402-476-1216  Telefax 402-476-1944
Suite 1600
Lincoln, NE  68508-2041



			   ACCOUNTANTS' CONSENT
			   --------------------

The Board of Directors
Valmont Industries, Inc.:


We consent to incorporation by reference in this Registration Statement (No. 33-21680) on Form S-8 and Registration Statement (No. 2-88663) on
Form S-8 of Valmont Industries, Inc. of our reports dated February 16, 1995 relating to the consolidated balance sheets of Valmont Industries, Inc. and subsidiaries as of December 31, 1994 and December 25, 1993, and the related consolidated statements of operations, shareholders' equity and cash flows and related schedules for each of the years in the three-year period ended December 31, 1994 which reports appear in or are incorporated by reference in the December 31, 1994 Annual Report on Form 10-K of Valmont Industries, Inc.

Our report refers to the Company's adoption of Financial Accounting Standards No. 109, Accounting for Income Taxes, in fiscal 1993.

					    KPMG PEAT MARWICK LLP


Omaha, Nebraska
March 23, 1995